Exhibit 10.6

EXECUTION VERSION

Wells Fargo Bank, National Association
One Wells Fargo Center
301 South College Street
MAC D1053-053, 12th Floor
Charlotte, North Carolina 28202

March 27, 2019

KREF Lending I LLC
9 West 57th Street, Suite 4200
New York, New York 10019
Attention: Patrick Mattson

Re:	Master Repurchase Agreement

Gentlemen:

Reference is made to that certain Amended and Restated Master Repurchase and Securities Contract, dated as of April 7, 2017, between KREF Lending I LLC (the “Seller”) and Wells Fargo Bank, National Association (the “Buyer”) as amended, restated, supplemented or otherwise modified and in effect from time to time (the “Master Repurchase Agreement”); capitalized terms not otherwise defined herein shall have the meanings ascribed thereto as set forth in the Master Repurchase Agreement.

You have requested, and we have agreed, subject to the execution and delivery of this letter agreement, to amend the definition of “Regulatory Affiliate” by the deletion of KKR & Co. L.P. and KKR Fund Holding L.P. (Cayman) therefrom.

Except as modified hereby, the Master Repurchase Agreement, remains unmodified and in full force and effect.

Guarantor hereby acknowledges (a) the execution and delivery of this letter agreement and agrees that it continues to be bound by the Guarantee Agreement to the extent of the Guaranteed Obligations (as defined therein), notwithstanding the execution of this letter agreement and the impact of the changes set forth herein, and (b) that Buyer is in compliance with its undertakings and obligations under the Master Repurchase Agreement, the Guarantee Agreement and each of the other Repurchase Documents.

Seller and Buyer have entered into this letter agreement solely to amend the terms of the Master Repurchase Agreement and do not intend this letter agreement to be, and this letter agreement shall not be construed to be, a novation of any of the obligations owing by Seller, Guarantor or Pledgor (the “Repurchase Parties”) under or in connection with the Master Repurchase Agreement, the Pledge Agreement or any of the other Repurchase Documents to which any Repurchase Party is a party. It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the Repurchase Obligations of the Repurchase Parties under the Master Repurchase Agreement and the Pledge Agreement are preserved, (ii) the liens and security interests granted under the Master Repurchase Agreement and the Pledge Agreement continue in full force and effect, and (iii) any reference to the Master Repurchase Agreement in any such Repurchase Document shall be deemed to also reference this letter agreement.

This letter agreement and any claim, controversy or dispute arising under or related to this letter agreement, the relationship of the parties to this letter agreement and/or the interpretation and enforcement of the rights and duties of the parties to this letter agreement shall be governed by and construed in accordance with the internal laws and decisions of the State of New York, without regard to the choice of law rules thereof. The parties hereto intend that the provisions of Section 5-1401 of the New York General Obligations Law shall apply to this letter agreement.

[SIGNATURE PAGES FOLLOW]

Please execute this letter agreement where indicated below to accept this amendment to the Master Repurchase Agreement.

Wells Fargo Bank, National Association

By:	/s/ Allen Lewis
Name: Allen Lewis
Title: Managing Director

Executed and Agreed to this 27 March, 2019

KREF LENDING I LLC, a Delaware limited liability company

By:	/s/ Patrick Mattson
Name: Patrick Mattson
Title: Authorized Signatory

Acknowledged and Agreed:

KKR REAL ESTATE FINANCE HOLDINGS L.P., a Delaware limited partnership

By:	/s/ Patrick Mattson
Name: Patrick Mattson
Title: Authorized Signatory